 Exhibit 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of this 13th day of December, 2007, by and among BANK OF AMERICA, N.A., a national banking association (“Bank of America”) with an office at 231 South LaSalle Street, 7th Floor, Chicago, Illinois 60604, individually as a Lender and as Agent (“Agent”) for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Bank of America, is referred to hereinafter individually as a “Lender” and collectively as the “Lenders”), the LENDERS and MFRI, INC., a Delaware corporation (“MFRI”), MIDWESCO FILTER RESOURCES, INC., a Delaware corporation (“Midwesco”), PERMA-PIPE, INC., a Delaware corporation (“Perma-Pipe”), THERMAL CARE, INC., a Delaware corporation (“Thermal Care”), TDC FILTER MANUFACTURING, INC., a Delaware corporation (“TDC”) and MIDWESCO MECHANICAL AND ENERGY, INC., a Delaware corporation (“Mechanical”). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied. MFRI, Midwesco, Perma-Pipe, Thermal Care, TDC and Mechanical are sometimes hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”.

WHEREAS, Borrowers (other than Mechanical), Agent, and the Lender signatories thereto hereto entered into that certain Amended and Restated Loan and Security Agreement dated December 15, 2006, as amended by that First Amendment to Amended and Restated Loan and Security Agreement dated February 28, 2007 by and among Borrowers, Agent and Lenders and by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated August 28, 2007 by and among Borrowers, Agent and Lenders (said Amended and Restated Loan and Security Agreement, as amended from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers, Agent and Lenders desire to amend and restate the Loan Agreement as provided herein;

NOW, THEREFORE, in consideration of the following terms and conditions, the parties agreed as follows:

1.         Definitions. All capitalized terms used herein without definition shall have the meanings contained in the Loan Agreement.

2.         Amended Definitions. The definitions of “Existing Mortgage Indebtedness” and “Permitted Purchase Money Indebtedness” contained in Appendix A to the Loan Agreement are hereby deleted and the following are inserted in their stead:

“Existing Mortgage Indebtedness – (i) Money Borrowed owed by Borrowers in the aggregate principal amount of approximately $7,375,000 for existing mortgages on properties of Borrowers in Niles, Illinois, Winchester, Virginia, Lebanon, Tennessee, and Cicero, Illinois, and Borrowers’ foreign Subsidiaries in Assens, Denmark, and Nakskov, Denmark, and (ii) a pending refinancing to an amount not to exceed $4,500,000 in

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connection with the existing mortgage financing at MFRI’s headquarters located at 7720 North Lehigh Avenue, Niles, Illinois 60714, and any refinancings thereof so long as the terms and conditions of any such refinancings are acceptable to Agent in the reasonable exercise of its discretion and the Liens securing such refinancing are limited to the fixed properties identified above.

Permitted Purchase Money Indebtedness – (x) Purchase Money Indebtedness of Borrowers incurred after the date hereof which is secured by a Purchase Money Lien and the principal amount of which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrowers and their Subsidiaries at the time outstanding, does not exceed 1,500,000 and (y) Purchase Money Indebtedness of Borrowers in an aggregate amount not to exceed $6,000,000 incurred after December 1, 2007 in connection with the acquisition and immediate improvements by TDC of a new facility in suburban Chicago which Purchase Money Indebtedness shall be secured by a Purchase Money Lien on such facility and the fixed assets located thereon so long as the other terms and conditions of such Purchase Money Indebtedness are acceptable to Agent in its reasonable discretion.”

3.         Compliance Certificate. Exhibit 8.1.3 of the Loan Agreement is hereby deleted and Exhibit 8.1.3 attached hereto is incorporated into the Loan Agreement in its stead.

4.         Restricted Investments. Subsection 8.2.12 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“8.2.12Restricted Investment. Make or have, or permit any Subsidiary of any Borrower to make or have, any Restricted Investment, except that Borrowers may invest up to Twenty-Three Million Dollars ($23,000,000) in any foreign Subsidiary including a new foreign Subsidiary so long as (x) immediately after the applicable Borrower has made such Investment, no Event of Default has occurred and is continuing and (y) Borrowers shall have pledged to Agent for the benefit of Lenders sixty-six and two-thirds percent (66-2/3%) of the outstanding capital stock of any such new foreign Subsidiary pursuant to a pledge agreement or amendment in form and substance acceptable to Agent. So long as Borrowers shall have complied with the provisions of the preceding sentence, Agent and Lenders shall be deemed to have consented to the creation of any such new foreign Subsidiary and Borrowers shall be deemed to have complied with subsection 8.1.7 of the Loan Agreement with respect to such new foreign Subsidiary.”

5.         Financial Covenants. Exhibit 8.3 to the Loan Agreement is hereby deleted and Exhibit 8.3 attached to this Third Amendment is inserted in its stead:

6.         Waiver. Lenders and Agent waive any Event of Default resulting from the failure of Borrowers to achieve the minimum Fixed Charge Coverage Ratio for the period ended October 31, 2007 as required by Section 8.3 and Exhibit 8.3 of the Loan Agreement. The waiver contained in this Section 6 only pertains to the Minimum Fixed Charge Coverage Ratio for the period ended October 31, 2007.

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7.         Conditions Precedent. This Third Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(A)      Borrowers, Agent and Lenders shall have executed and delivered to each other this Third Amendment.

8.         Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to the principles thereof relating to conflict of laws.

9.         Execution in Counterparts. This Third Amendment may be executed in any number of counterparts, which shall, collectively and separately, constitute one Agreement.

10.       Continuing Effect. Except as otherwise provided herein, the Loan Agreement remains in full force and effect.

(Signature Page Follows)

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(Signature Page to Third Amendment to

Amended and Restated Loan and Security Agreement)

MFRI, INC.

By:	/s/ Michael D. Bennett
	Name:	Michael D. Bennett
	Title:	VP CFO

MIDWESCO FILTER RESOURCES, INC.

By:	/s/ Michael D. Bennett
	Name:	Michael D. Bennett
	Title:	VP CFO

PERMA-PIPE, INC.

By:	/s/ Michael D. Bennett
	Name:	Michael D. Bennett
	Title:	VP CFO

THERMAL CARE, INC.

By:	/s/ Michael D. Bennett
	Name:	Michael D. Bennett
	Title:	VP CFO

TDC FILTER MANUFACTURING, INC.

By:	/s/ Michael D. Bennett
	Name:	Michael D. Bennett
	Title:	VP CFO

MIDWESCO MECHANICAL AND INERGY, INC.

By:	/s/ Michael D. Bennett
	Name:	Michael D. Bennett
	Title:	VP CFO

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(Signature Page to Third Amendment to

Amended and Restated Loan and Security Agreement)

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/s/ Brian Conole
	Name:	Brian Conole
	Title:	Senior Vice President

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EXHIBIT 8.1.3

COMPLIANCE CERTIFICATE

[________________________]

__________________, ___

Bank of America Capital Corporation, as Agent

231 South LaSalle Street, 7th Floor

Chicago, Illinois 60604

The undersigned, the chief financial officer of MFRI, Inc. (“MFRI”), gives this certificate to Bank of America Capital Corporation, in its capacity as Agent (“Agent”) in accordance with the requirements of subsection 8.1.3 of that certain Amended and Restated Loan and Security Agreement dated December __, 2006 among MFRI, Midwesco Filter Resources, Inc., Perma-Pipe, Inc., Thermal Care, Inc., TDC Filter, Inc., Agent and the Lenders party thereto (“Loan Agreement”). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

1.         Based upon my review of the balance sheets and statements of income of MFRI and its Subsidiaries for the [__________] period ending _______________, ____, copies of which are attached hereto, I hereby certify that:

[(i)       At no time between __________ and __________ was Availability less than $6,500,000] or

[(i)       During the time between __________ and __________ Availability was less than $6,500,000]; and

(ii)       Fixed Change Coverage Ratio for the ______ month period ended _______________ is to 1; and

(iii)      EBITDA for the most recent four fiscal quarters ended _____________ was $_____________.

2.         No Default exists on the date hereof, other than: __________________ ________________________________________________ [if none, so state]; and

Exhibit 8.1.3 – Page 1

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3.         No Event of Default exists on the date hereof, other than __________ ____________________________________________________ [if none, so state].

Very truly yours,

_______________________________

Chief Financial Officer

Exhibit 8.1.3 – Page 2

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EXHIBIT 8.3

FINANCIAL COVENANTS

DEFINITIONS

Cash Flow – with respect to any fiscal period, EBITDA for such period minus (i) Capital Expenditures (excluding, however, Capital Expenditures financed by third party financing) made within such period, (ii) income taxes paid in cash in such period, (iii) Interest Expense paid in cash within such period and (iv) principal payments of Money Borrowed (other than Revolving Credit Loans) made within such period.

Consolidated Net Income (Loss) – with respect to any fiscal period, the net income (or loss) of MFRI determined in accordance with GAAP on a Consolidated basis; provided, however, Consolidated Net Income shall not include: (a) the income (or loss) of any Person (other than a Subsidiary of any Borrower) in which a Borrower or any of its wholly-owned subsidiaries has an ownership interest unless received in a cash distribution or requiring the payment of cash; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of a Borrower or is merged into or consolidated with a Borrower; (c) all amounts included in determining net income (or loss) in respect of the write-up of assets on or after the Closing Date, including the subsequent amortization or expensing of the written-up portion of the assets; (d) extraordinary gains as defined under GAAP; and (e) gains from asset dispositions (other than sales of inventory); and any increase or decrease in expenses resulting from the implementation of FASB 146.

EBITDA – with respect to any fiscal period, the sum of Consolidated Net Income (Loss) before Interest Expense, income taxes, depreciation and amortization for such period (but excluding any extraordinary gains for such period), plus the amount of any expenses or charges deducted from Consolidated Net Income for the applicable period in connection with the closure and write down of TDC’s facility at 1331 South 55th Court, Cicero, Illinois; provided that the aggregate amount of add-backs to EBITDA as a result of any such charges or expenses shall not exceed $2,500,000, all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP.

Fixed Charge Coverage Ratio – with respect to any fiscal period, the ratio of (i) EBITDA for such period minus Capital Expenditures (excluding, however, Capital Expenditures financed by third party financing) made within such period minus income taxes paid in cash in such period to (ii) the sum of Interest Expense paid in cash within such period plus principal payments of Money Borrowed (other than Revolving Credit Loans) made within such period.

Interest Coverage Ratio – with respect to any fiscal period, the ratio of (i) EBITDA for such period to (ii) Interest Expense paid in cash in such period, all as defined for MFRI and its subsidiaries on a Consolidated basis in accordance with GAAP.

Exhibit 8.3 – Page 1

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Interest Expense – with respect to any fiscal period, interest expense paid or accrued for such period, including without limitation the interest portion of Capitalized Lease Obligations, plus the Letter of Credit and LC Guaranty fees owing for such period, all as determined for MFRI and its Subsidiaries on a Consolidated basis and in accordance with GAAP.

COVENANTS

Minimum EBITDA. Borrowers shall achieve EBITDA of at least $8,000,000 as of the last day of each fiscal quarter ending each October 31, January 31, April 30 and July 31 for the most recent four fiscal quarters then ended.

Minimum Fixed Charge Coverage Ratio. If at any time Availability is less than $6,500,000, then Borrowers shall not permit Fixed Charge Coverage Ratio for the most recently ended twelve month period to be less than 1.00 to 1.

Exhibit 8.3 – Page 2

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